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                     MARKETING SUPPORT SERVICES AGREEMENT
                     ------------------------------------

                                    BETWEEN
                                    -------

                      AMERIPRISE FINANCIAL SERVICES, INC.
                      -----------------------------------

                                      AND
                                      ---

                      RIVERSOURCE LIFE INSURANCE COMPANY
                      ----------------------------------

      This Marketing Support Services Agreement (this "Agreement") is made effective as of January 1, 2007 (the "Effective Date") by and between Ameriprise Financial Services, Inc., a Delaware corporation (herein the "Authorized Selling Firm" and known internally as "Company 15" for accounting purposes), and RiverSource Life Insurance Company, a Minnesota corporation (herein the "Company" and known internally as "Company 10" for accounting purposes).

      WHEREAS, Authorized Selling Firm and Company are affiliated companies that are members of an insurance holding company system; and

      WHEREAS, pursuant to a separate selling agreement between the parties dated January 1, 2007, Authorized Selling Firm distributes annuity and insurance products of the Company through a sales force of financial advisors who must be furnished with various support services and facilities in order to perform their sales activity on behalf of the Company; and

      WHEREAS, Authorized Selling Firm has extensive experience in providing management, training, administrative services, and certain office facilities for its financial advisors and an established infrastructure for providing such services and facilities in an efficient and cost effective manner; and

      WHEREAS, the parties desire to set forth in writing the services and expenses which are the subject of this Agreement and the basis for allocating expenses between them;

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

1.    Services: Subject to the Company's sole and exclusive right to control
      --------
      and manage its insurance business, the Authorized Selling Firm will provide those services and incur those expenses as set forth on Attachment A annexed hereto and made a part hereof as well as any other services or expenses reasonably requested by the Company in connection with establishing an effective field force and method of distribution for the Company's products.

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2.    Term: This Agreement shall be for a term beginning on the Effective Date
      ----
      and shall remain in effect thereafter unless the parties mutually agree otherwise; provided, however, that either party may terminate this Agreement in accordance with the provisions of Section 18 below.

3.    Allocation of Costs: The Company agrees to reimburse Authorized Selling
      -------------------
      Firm for its fair share of the costs of providing the services and facilities set forth in this Agreement. The methods for allocation of expenses by the Authorized Selling Firm to the Company shall be in accordance with the requirements of the Minnesota insurance holding company system laws. The parties further acknowledge that the Authorized Selling Firm is subject to guidance issued by the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. ("NASD") pertaining to the recording of expenses and liabilities by broker dealers as set forth in the NASD's Notice To Members 03-63. Such methods of allocation shall be modified and adjusted by mutual agreement where necessary or appropriate to reflect fairly and equitably the actual incidence of expense incurred by the Authorized Selling Firm and allocation of such expenses to the Company. The method of allocating costs hereunder shall be set forth in Attachment A.

4.    Payments: For services rendered under this Agreement, payment shall be
      --------
      made by the Company to the Authorized Selling Firm on a monthly basis within thirty (30) days of invoice or other notice. The parties agree that during the course of any given month the Company may make reasonable estimated payments for part or all of the monthly cost in which case such payment shall be offset against the actual amount otherwise due at the end of the month under this Agreement. The parties also agree that, at the option of the Company, the Company may reimburse Authorized Selling Firm based upon Authorized Selling Firm's good faith estimate of the monthly costs for some or all of the services provided hereunder, in which case there shall be a final adjustment made within thirty (30) days after completion of Authorized Selling Firm's cost analysis performed at least annually.

5.    No Profit or Loss: It is the intention of the parties that no party
      -----------------
      shall realize a profit nor incur a loss as a result of the allocation of costs for the services and facilities described herein and the allocation of all costs for such services and facilities shall be made consistent with such intention.

6.    Maintenance of Books: Company and Authorized Selling Firm each shall
      --------------------
      maintain its own books, accounts and records in such a way as to disclose clearly and accurately the nature and detail of the transactions between them, including such accounting information as is necessary to support the reasonableness of the allocations under this Agreement, and such additional information as the Company may reasonably request for purposes of its internal bookkeeping and accounting operations. The Authorized Selling Firm shall keep such books, records and accounts insofar as they pertain to the computation of charges hereunder available for audit, inspection and copying by the Company and persons authorized by it or any governmental agency having jurisdiction over the Company during all reasonable business hours.

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7.    Ownership and Custody of Records: All records, books and files
      --------------------------------
      established and maintained by the Authorized Selling Firm by reason of its performance of services under this Agreement, which, absent this Agreement, would have been held by the Company, shall be deemed the property of the Company and shall be maintained in accordance with applicable laws and regulations. Such records should be available, during normal business hours, for inspection by the Company, anyone authorized by the Company, and any governmental agency that has regulatory authority over the Company's business activities. Copies of such records, books and files shall be delivered to the Company on demand. All such records, books and files shall be promptly transferred to the Company by the Authorized Selling Firm upon termination of this Agreement; provided, however, that nothing herein shall prevent the Authorized Selling Firm from maintaining a copy of such records as necessary for the Authorized Selling Firm to comply with Section 17(a) of the 1934 Act and the rules thereunder pertaining to books and records required to be kept by a broker dealer.

8.    Audit: The Company and persons authorized by it and any governmental
      -----
      agency having jurisdiction over the Company shall have the right, at Company's expense, to conduct an audit of the relevant books, records and accounts in the possession of the Authorized Selling Firm upon giving reasonable notice of its intent to conduct such an audit. In the event of such audit, the Authorized Selling Firm shall give to the party requesting the audit reasonable cooperation and access to all books, records and accounts necessary to audit during normal business hours.

9.    Right to Contract with Third Parties: Nothing herein shall be deemed to
      ------------------------------------
      grant the Authorized Selling Firm an exclusive right to provide services to the Company, and the Company retains the right to contract with any third party, affiliated or unaffiliated, for the performance of services or for the use of facilities as are available to or have been requested by the Company pursuant to this Agreement.

      The Authorized Selling Firm, unless the Company objects, shall have the right to subcontract with any third party, affiliated or unaffiliated, for the performance of services requested by the Company under this Agreement, provided that the Authorized Selling Firm shall remain responsible for the performance of services by any such subcontractors in accordance with the terms of this Agreement; and provided further that the charges for any such services subcontracted to an affiliate shall be determined on the basis described in Section 3 above.

10.   Safeguarding Customer Information: The Authorized Selling Firm shall
      ---------------------------------
      implement and maintain appropriate measures designed to meet the objectives of Minnesota Statutes Sections 60A.98 and 60A.981 with respect to safeguarding the Company's customer information and customer information systems. The Authorized Selling Firm shall adjust information security programs upon reasonable request of the Company for any relevant changes dictated by the Company's assessment of risk concerning its customer information and customer information systems. Confirming evidence that the Authorized Selling Firm has satisfied its obligations under this Agreement shall be made available, during normal business hours, for inspection by the Company, any person authorized by

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      the Company, and any governmental agency that has regulatory authority over the Company's business activities.

11.   Exercise of Judgment in Rendering Services: In providing services
      ------------------------------------------
      hereunder which require the exercise of judgment by the Authorized Selling Firm, the Authorized Selling Firm shall perform any such service in accordance with standards and guidelines which the Company develops and communicates to the Authorized Selling Firm. In performing any services hereunder, the Authorized Selling Firm shall at all times act in a manner reasonably calculated to be in or not opposed to the interests of the Company.

12.   Capacity of Personnel and Status of Facilities: Whenever the Authorized
      ----------------------------------------------
      Selling Firm utilizes its employees or independent contractors to perform services for the Company pursuant to this Agreement, such personnel shall at all times remain employees or independent contractors of the Authorized Selling Firm, subject solely to the direction or responsibility of the Authorized Selling Firm. The Company shall have no liability to such personnel for their welfare, salaries, fringe benefits, legally required employer contributions and tax obligations. No facility of the Authorized Selling Firm used in performing services for, or subject to use by, the Company shall be deemed to be transferred, assigned, conveyed or leased by performance or use pursuant to this Agreement. The independent contractor status of any independent contractor engaged by the Authorized Selling Firm shall not be affected by this Agreement.

13.   Assignment: This Agreement and any rights pursuant hereto shall not be
      ----------
      assignable by either party hereto, except as set forth herein or by operation of law, subject to whatever regulatory filings or approvals may be applicable. Except as and to the extent specifically provided in this Agreement, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto, or their respective legal successors, any rights, remedies, obligations or liabilities that would otherwise be applicable. The representations, warranties, covenants and agreements contained in this Agreement shall be binding upon, extend to and inure to the benefit of the parties hereto, their, and each of their, successors, and assigns respectively.

14.   Arbitration: Any unresolved dispute or difference between the parties
      -----------
      arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The award rendered by the Arbitrator shall be final and binding upon the parties, and judgment upon the award rendered by the Arbitrator may be entered in any court having jurisdiction thereof. The arbitration shall take place in Minneapolis, Minnesota.

15.   Indemnification: The Company and the Authorized Selling Firm agree to
      ---------------
      hold each other harmless and to indemnify each other against any and all liability, loss, damage, expense, cost, cause of action, demand, penalty, fine or claim (including cost of litigation or administrative proceedings and counsel fees) arising out of or related to any of the services provided hereunder to the extent the same are caused by the act or failure to act of the indemnifying party.

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16.   Confidential Information: The parties agree certain information released
      ------------------------
      in performance of this Agreement, whether intentionally or unintentionally, may constitute confidential information ("Confidential Information"). Confidential Information, for purposes of this agreement, means information released by one party ("Releasing Party") to the other ("Receiving Party"), in whatever format, that is nonpublic, trade secret and/or proprietary. It is agreed the Receiving Party shall maintain Confidential Information in strict confidence, refrain from misappropriating such information for purposes other than performing responsibilities under this Agreement or as otherwise agreed to by the parties, use commercially reasonable efforts to prevent disclosing such information to unauthorized or unaffiliated third parties, and not copy such information without prior consent or acquiescence of the Releasing Party. These restrictions do not apply to information that (i) enters into the public domain through no fault or action of the Receiving
      Party, (ii) is obtained from a third party who is under no legal or contractual obligation to maintain confidentially of such information,
      (iii) is independently developed by the Receiving Party without reference to or use of any Confidential Information, or (iv) is required to be disclosed pursuant to requirements of law or legal process including but not limited to disclosures made to and required by any governmental agency having regulatory authority over the Company. Upon termination, if demanded by the Releasing party, the Receiving Party shall within sixty (60) days return to the Releasing Party copies, in whatever form or medium, of any material containing Confidential Information.

17.   Notices: All notices, statements or requests provided for hereunder
      -------
      shall be deemed to have been duly given when delivered by hand to an officer of the other party, or when deposited with the U.S. Postal Service, as first class certified or registered mail, postage prepaid, overnight courier service, or facsimile copy, addressed:

      a.    If to Authorized Selling Firm: Chief Financial Officer
                                           Ameriprise Financial Services, Inc.
                                           55 Ameriprise Financial Center
                                           Minneapolis, MN  55474

            with a copy to:                General Counsel
                                           Ameriprise Financial Services, Inc.
                                           55 Ameriprise Financial Center
                                           Minneapolis, MN  55474

      b.    If to Company:                 Chief Financial Officer
                                           RiverSource Life Insurance Company
                                           227 Ameriprise Financial Center
                                           Minneapolis, MN 55474

            with a copy to:                General Counsel
                                           RiverSource Life Insurance Company
                                           55 Ameriprise Financial Center
                                           Minneapolis, MN  55474

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      or to such other persons or places as each party may designate from time to time. The aforementioned individuals shall also serve as contact persons for the purpose of carrying out this Agreement. As such, the contact persons shall be authorized to act on behalf of their respective parties as to the matters pertaining to this Agreement. Each party shall notify the other in writing as to the name, address and telephone number of the designated contact person in the event there is a replacement or change in such contact information.

18.   Termination: This Agreement shall remain in effect until (i) the parties
      -----------
      mutually agree to terminate the agreement or (ii) either the Company or the Authorized Selling Firm gives the other party sixty (60) days or more advance written notice of the party's intent to terminate this Agreement or that portion of this Agreement pertaining to any one or more of the services or items set forth in Attachment A annexed hereto. Upon termination, the Authorized Selling Firm shall promptly deliver to the Company all books and records that are, or are deemed by this Agreement to be, the property of the Company.

19.   Settlement on Termination: No later than sixty (60) days after the
      -------------------------
      effective date of termination of this Agreement, the Authorized Selling Firm shall deliver to Company a detailed written statement for all charges incurred and not included in any previous statement to the effective date of termination. The amount owed or to be refunded hereunder shall be due and payable within thirty (30) days of receipt of such statement.

20.   Performance Standards: Authorized Selling Firm agrees that in performing
      ---------------------
      or providing functions or services hereunder, it shall use that degree of ordinary care and reasonable diligence that an experienced and qualified provider of similar services would use acting in like circumstances in such matters and in accordance with the standards, practices and procedures established by the Authorized Selling Firm for its own business. Authorized Selling Firm shall perform services according to servicing standards of the Company or such other standards as may be mutually agreed upon by the parties. Authorized Selling Firm shall comply with all laws, regulations, rules and orders applicable to
      (i) the Company with respect to the services provided hereunder and (ii) the Authorized Selling Firm with respect to its own business. Authorized Selling Firm agrees to maintain sufficient facilities and trained personnel of the kind necessary to perform the services under this Agreement.

21.   Control: The performance of services by the Authorized Selling Firm for
      -------
      the Company pursuant to this Agreement shall in no way impair the absolute control of the business and operations of the Authorized Selling Firm or the Company by their respective Boards of Directors. The Authorized Selling Firm shall act hereunder so as to assure the separate operating entity of the Company. The business and operations of the Company shall at all times be subject to the direction and control of the Board of Directors of the Company.

22.   Governing Law: This Agreement is made pursuant to and shall be governed
      -------------
      by, interpreted under, and the rights of the parties determined in accordance with, the laws of the State of Minnesota.

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23.   Entire Agreement: This Agreement, together with such amendments as may
      ----------------
      from time to time be executed in writing by the parties, constitutes the entire agreement and understanding between the parties in respect of the transactions contemplated hereby and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof including a certain "Intercompany Agreement" between the parties dated January 1, 1987.

24.   Severability. It is further agreed and understood by the parties hereto
      ------------
      that if any part, term or provision of this Agreement should be held unenforceable in the jurisdiction in which either party seeks enforcement of this Agreement, it shall be construed as if not containing the invalid provision or provisions, and the remaining portions or provisions shall govern the rights and obligations of the parties.

25.   Section Headings: Section headings contained herein are for reference
      ----------------
      purposes only and shall not affect the meaning or interpretation of this Agreement.

26.   Counterparts: This Agreement may be executed in any number of
      ------------
      counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which, when taken together, shall constitute one instrument.

      IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the dates indicated below.

AMERIPRISE FINANCIAL SERVICES, INC.

                                     By:   /s/ Brian M. Heath
                                        -------------------------------------
                                               Brian M. Heath

                                     Its:      President - U S Advisor Group
                                         ------------------------------------

                                     Date:     12/27/2006
                                          -----------------------------------

RIVERSOURCE LIFE INSURANCE COMPANY

                                     By:   /s/ Timothy V. Bechtold
                                        -------------------------------------
                                               Timothy V. Bechtold

                                     Its:      President
                                         ------------------------------------

                                     Date:     12/21/2006
                                          -----------------------------------

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                                 ATTACHMENT A
                                 ------------

1.    Services and Facilities: Company shall reimburse Authorized Selling Firm
      -----------------------
      for its allocated portion of costs for the following services and facilities:

      - Establishing and maintaining certain area sales offices including: staffing of area offices with qualified personnel; local marketing expenses; supplies and postage; communication equipment; real estate costs; and training.

      - Marketing and sales management including maintaining qualified senior leaders, both in the home office and field, responsible for training, motivation, budgeting, and overall supervision.

      - Retail distribution services including field leadership seminars and training, advisor recruitment and testing, new advisor training, practice management training, and non-regulatory compliance.

      -     Incentive management including field recognition programs.

      - Expenses related to pre-client ready advisors including salary, benefits, and leader compensation.

      - Field compensation and administration including insurance and securities licensing, compensation planning, development and administration of bonus programs, commission statements, and commission accounting.

      - Advisor business systems including development of desktop tools for client management and prospecting, tracking applications, and other intranet services.

      - Marketing activities including direct mail, local marketing, and cross-selling programs.

      - Advice information and field services including maintenance of a financial planning unit and supporting financial planning software.

      - Financial education and planning services including offering of financial advice through worksite programs.

      - Maintaining a financial services center for providing direct sales and services to clients.

      -     Legal and litigation expenses relating to sales practices.

      - Other expenses necessary to support the delivery of sales and services to prospective and active clients of the Company.

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2.    Allocation of Cost: Company shall reimburse Authorized Selling Firm for
      ------------------
      its allocated portion of the cost of providing the services and facilities described herein. The aggregate cost of the services and facilities described herein shall be allocated proportionately to all products sold through the Authorized Selling Firm based on a formula that takes into account the volume of sales and distribution costs (other than direct compensation) associated with each product line, including those of the Company. Such costs shall be calculated each month on a rolling year-to-date basis and charged out to the Company net of payment made in the prior month.



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